UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2011

Life Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5791 Van Allen Way, Carlsbad CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective October 25, 2011, Bernd Brust has resigned as the President of Molecular Medicine of Life Technologies Corporation, or the Company, in order to pursue other opportunities. Pursuant to a Confidential Separation Agreement and General Release of All Claims and a Consulting Agreement entered into between Mr. Brust and the Company dated October 24, 2011, Mr. Brust will continue to serve as a consultant to the Company for a two-month period ending on December 31, 2011 to assist the Company with various endeavors.

Pursuant to the foregoing agreements, Mr. Brust will receive the following compensation and benefits: (1) a cash retainer of $5,000 per month during the consulting period; (2) continued vesting of his outstanding equity awards during the consulting period; (3) health benefits continuation at Company expense during the consulting period; and (4) nine months of outplacement assistance. In exchange for the foregoing compensation and benefits, Mr. Brust has executed a general release of claims.

The foregoing provides only a brief description of the terms and conditions of the Confidential Separation Agreement and General Release of All Claims and the Consulting Agreement with Mr. Brust, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference into this Item 5.02.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

10.1	Confidential Separation Agreement and General Release of All Claims, dated October 24, 2011, between the Company and Bernd Brust

10.2	Consulting Agreement, dated October 24, 2011, between the Company and Bernd Brust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2011	LIFE TECHNOLOGIES CORPORATION

	By:	/s/ John A. Cottingham
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Confidential Separation Agreement and General Release of All Claims, dated October 24, 2011, between the Company and Bernd Brust

10.2	Consulting Agreement, dated October 24, 2011, between the Company and Bernd Brust